UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2015

WMI LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Commission File Number:  000-54922

DELAWARE	45-6794330
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1201 THIRD AVENUE, SUITE 3000
SEATTLE, WASHINGTON 98101
(Address of principal executive offices, including zip code)

(206) 432-8887
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 24, 2015, WMI Liquidating Trust (the “Trust”), as successor-in-interest to Washington Mutual, Inc. (“WMI”), issued a press release providing additional information regarding certain escrow CUSIPs issued to eligible former shareholders of WMI.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

The exhibit hereto may contain certain estimates, statements of belief and assumptions that may be deemed to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and/or covered by the “Bespeaks Caution” doctrine applied by the courts under the antifraud provisions of the federal securities laws. Such forward-looking statements are based on current plans, expectations, estimates and beliefs about the value of the assets of the Trust.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future payments to holders of beneficial interests in the Trust (“Liquidating Trust Interests”) and are subject to risks and uncertainties that are difficult to predict.  These risks include, among other factors: (i) the Trust’s ability to obtain Court approval with respect to motions in the chapter 11 proceedings of WMI and WMI’s wholly-owned subsidiary, WMI Investment Corp. (together with WMI, the “Debtors”); (ii) the Trust’s ability to resolve disputed claims; (iii) risks associated with any litigation and other claims that might be brought against the Debtors or by or against the Trust in the future during the term of the Trust (the initial period of which was three years and was extended for up to three years); and (iv) there is no liquidity for the Liquidating Trust Interests, which are non-certificated and non-transferable other than by will, intestate succession or operation of law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

EX-99.1	Press release issued by WMI Liquidating Trust, dated March 24, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI LIQUIDATING TRUST

Date: March 24, 2015	By:	/s/ Charles E. Smith
Charles E. Smith
Executive Vice President, General Counsel and Secretary